Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-137768, 333-128118, 333-118348, 333-106282, 333-101536, 333-69696, 333-45094, 333-83153, 333-58555, 333-29567, 333-02289, and 033-58489 of 4Kids Entertainment, Inc. on Form S-8 of our report dated March 15, 2007, appearing in the Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 2006.

/s/ Eisner LLP

New York, New York
March 15, 2007